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EXHIBIT 21.1    SUBSIDIARIES OF THE REGISTRANT

                                                              Jurisdiction of                    % of Voting
                                                              Incorporation or          Securities Held at

NAME OF CORPORATION                                           ORGANIZATION                       DECEMBER 31, 1999

CONSOLIDATED SUBSIDIARIES


     TioPro, LLC                                                 Nevada                     80%
     TIMET Capital Trust I                                       Delaware                   100%
     TIMET Colorado Corporation                                  Colorado                   100%
     TIMET Millbury Corporation                                  Oregon                     100%
         TIMET Castings Corporation                              Delaware                   100%
     TIMET Finance Management Company                            Delaware                   100%
     TIMET FSC, Ltd.                                             Barbados                   100%
     TIMET UK Limited                                            United Kingdom             100%
         TIMET UK (EXPORT) Limited                               United Kingdom             100%
         Titanium MC Limited                                     United Kingdom             100%
         TIMET Savoie, SA                                        France                      70%
         TIMET Germany Holding GmbH                              Germany                    100%
              TIMET Germany GmbH                                 Germany                    100%
              LASAB Laser Applikations-Und

                           Bearbeitungs, GmbH                    Germany                    100%

     Titanium Hearth Technologies, Inc.                          Delaware                   100%
     TMCA International Inc.                                     Delaware                   100%

         Loterios SpA                                            Italy                      100%
     TIMET Real Estate Corporation                               Colorado                   100%

UNCONSOLIDATED AFFILIATES

     MZI, LLC                                                    Oregon                      33%
     TiComp, Inc.                                                Delaware                    40%
     Titanium Memory Systems, Inc.                               California                  28%
     ValTimet SAS                                                France                      46%
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